UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2016

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STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids, Michigan		49508
(Address or principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

As previously announced, on September 28, 2015, Steelcase Inc. (the “Company”) entered into a stock repurchase agreement with an independent third party broker under which the broker was authorized to repurchase up to 3 million shares of the Company’s common stock on behalf of the Company during the period from September 28, 2015 through March 24, 2016.  As of January 14, 2016, a total of 3 million shares of the Company’s Class A Common Stock had been repurchased under such agreement for a total cost of $42.1 million, excluding commissions.

On January 13, 2016, the Company’s Board of Directors approved a $150 million increase to the Company's share repurchase program, and following completion of the stock repurchase agreement referenced above on January 14, 2016, an aggregate of $168.0 million remained authorized for repurchase under the Company’s share repurchase program.  This program has no specific expiration date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEELCASE INC.

By:	/s/ David C. Sylvester
David C. Sylvester Senior Vice President and Chief Financial Officer (Duly Authorized Officer)
Date: January 19, 2016